EXHIBIT 23.1



                         HJ & ASSOCIATES, L.L.C.
              CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
           American Institute of Certified Public Accountants
            Utah Association of Certified Public Accountants





                    CONSENT OF INDEPENDENT AUDITORS'
                    --------------------------------



Board of Directors and Shareholders
Starnet Communications International Inc.


We hereby consent to the use of our audit report dated July 22, 2000 in this Form 10K of Starnet Communications International Inc. for the year ended April 30, 2000, which is part of this Form 10K and all references to our firm included in this Form 10K.


/s/ HJ & ASSOCIATES, LLC

HJ & Associates, LLC
Salt Lake City, Utah
July 28, 2000














                    50 South Main Street, Suite 1450
                       Salt Lake City, Utah 84144
            Telephone (801) 328-4408 Facsimile (801) 328-4461